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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
GOTTSCHALKS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOTTSCHALKS INC.
7 River Park Place East
Fresno, California 93720
(559) 434-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 24, 2004
Time:	10:00 a.m., Pacific Daylight Time
Place:	Gottschalks Inc. corporate headquarters located at 7 River Park Place East, Fresno, California

Matters to be voted on:

1.
Election of eleven members of the Board of Directors; and
2.
Any other matters properly brought before the stockholders at the meeting.

By order of the Board of Directors,

Joe Levy Chairman

Fresno, California May 30, 2004

PROXY STATEMENT

        Your vote at the annual meeting is important to us. You may vote your shares via the Internet by accessing the voting site shown on your proxy card, by telephone by calling the toll-free number shown on your proxy card, by mail using the proxy card, or in person by attending and voting at the meeting.

        This proxy statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors. This proxy statement and the accompanying proxy card are being first mailed to stockholders on or about May 28, 2004.

Questions and Answers About Voting

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares on April 30, 2004, the record date for our meeting. A total of 12,885,052 shares of common stock can vote at the annual meeting. You have one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        You have four voting options:

        INTERNET: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours per day. If you have access to the Internet, we encourage you to vote this way. IF YOU VOTE OVER THE INTERNET, DO NOT RETURN YOUR PROXY CARD.

        TELEPHONE: You can vote by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours per day. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. IF YOU VOTE OVER THE TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

        PROXY CARD: You can vote by mail by signing, dating and mailing your proxy card in the postage-paid envelope provided. Follow the instructions on the enclosed proxy card to vote on the proposal to be considered at the annual meeting. If you vote by mail, sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposal, the proxyholders will vote for you on the proposal. Unless you instruct otherwise, the proxyholders will vote for each of the eleven director nominees.

        VOTE IN PERSON: You can attend the Annual Meeting and vote at that meeting.

What if other matters come up at the annual meeting?

        The matter described in this proxy statement is the only matter we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote?

        Yes. At any time before the vote on a proposal, you can change your vote. If you originally voted by Internet or telephone, merely access the website or call the toll-free telephone number originally used, and follow the instructions to change your vote. If you originally voted by mail, you may change your vote either by giving the Company's secretary a written notice revoking your proxy or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You also may attend the annual meeting and revoke your proxy card at that meeting. Your attendance alone does not automatically revoke your proxy card.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, your shares are held in the "street name" and that party should give you instructions for voting your shares. The availability of Internet and telephone voting depends on that party's voting process. Please follow the instructions on the voting instruction form they send you.

        If you are a participant in the Gottschalks Inc. Retirement Savings Plan (the "401(k) Plan"), you will receive separate voting instructions from the trustee of the 401(k) Plan. Internet and telephone voting will not be available to you. Please follow the instructions on the voting instruction form they send to you.

How are votes counted?

        We will hold the annual meeting, if holders of a majority of the shares of common stock entitled to vote are represented at the annual meeting, in person or by proxy. If you properly executed your proxy, your shares will be counted to determine whether we have a quorum, even if you abstain or fail to vote on the proposal listed on the proxy card.

        "Broker non-votes" will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal. A "broker non-vote" occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares, and no instruction is given.

Who pays for this proxy solicitation?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this. We also have asked registered banks and brokers to forward copies of these materials to shareholders for whom they act as nominees at our expense.

MANAGEMENT PROPOSAL
Election of Directors

        The entire Board of Directors, consisting of eleven members, will be elected at the annual meeting. The eleven nominees receiving the highest number of votes will be elected. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. All of the nominees are currently directors of the Company.

        At the annual meeting, the persons named in this proxy statement will be nominated as directors. Each of the nominees has agreed to be named in this proxy statement and to serve as director if elected. Although we know of no reason why one or more of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available for election. Biographical information regarding each of the nominees is presented below. The ages listed for the nominees are as of March 31, 2004.

Nominee Biographies

Joe Levy    Director since 1986

        Joe Levy, age 72, the Chairman of the Company, has been the Chairman of the Board of the Company since 1986 and has served the Company and its predecessor and former subsidiary since 1956. From 1986 until 1999, he was also Chief Executive Officer of the Company. Prior to taking on his current role with the Company, Mr. Levy served the Company's predecessor and former subsidiary as Chairman and Chief Executive Officer from 1982 through 1986 and as Executive Vice President from 1972 through 1982. Mr. Levy serves on the Board of Directors of the National Retail Federation. He was formerly Chairman of the California Transportation Commission and served on the Executive Committee of Frederick Atkins, Inc. and the Board of Directors of Community Hospitals of Central California. He has also served on numerous other state and local commissions and public service agencies. Mr. Levy is the husband of Mrs. Sharon Levy.

James R. Famalette    Director since 1997

        James R. Famalette, age 51, became President and Chief Executive Officer of the Company in 1999 after serving as President and Chief Operating Officer since 1997. Prior to joining the Company, Mr. Famalette was President and Chief Executive Officer of Liberty House, a department and specialty store chain based in Honolulu, Hawaii, from 1993 through 1997. Mr. Famalette served in a variety of other positions with Liberty House from 1987 through 1993, including Vice President, Stores and Vice President, General Merchandise Manager. From 1975 through 1987, he served in various senior management positions with Village Fashions/Cameo Stores and Colonies, a specialty store chain.

Joseph J. Penbera    Director since 1986

        Joseph J. Penbera, age 57, is Professor of Business at California State University, Fresno, where he formerly served as Dean of The Craig School of Business. He also serves as a director of Verdisys Inc., an energy technology firm. Dr. Penbera is President of Economist USA, Inc. and is a former economist for Cal Bank & Trust, as well as other financial institutions. Dr. Penbera is also a director of Rug Doctor, L.P. and has served in that capacity since 1986.

Sharon Levy    Director since 1986

        Sharon Levy, age 70, was a director of the Company's predecessor and former subsidiary from 1982 until the time the Company was formed in 1986. She retired from service as an elected member of the Board of Supervisors of Fresno County in 2000, after serving on that board since 1975, including serving as

Chairman in 1980, 1985, 1990, 1995 and 1999. Mrs. Levy also serves on numerous other public service agencies. Mrs. Levy is the wife of Mr. Joe Levy.

Max Gutmann    Director since 1992

        Max Gutmann, age 81, is currently retired. Mr. Gutmann served as Chairman and Chief Executive Officer of Elder-Beerman Stores Corporation, a regional department and specialty store chain, during the period from 1974 through 1991, and from 1995 through 1998. He was retired during the period from 1991 through 1995. Mr. Gutmann was also Executive Vice President and subsequently President of Elder-Beerman from 1961 through 1973. He is a former chairman and/or director of numerous companies and trade associations.

Frederick R. Ruiz    Director since 1992

        Frederick R. Ruiz, age 60, is the Chairman and co-founder of Ruiz Food Products, Inc., a privately held frozen food company based in Dinuba, California. He has held the position of Chairman for at least the last five years. Mr. Ruiz serves on the Boards of Directors of McClatchy Newspapers, The California Chamber of Commerce and The Hispanic College Fund. Mr. Ruiz is a member of the Business Advisory Council of California State University, Fresno.

O. James Woodward III    Director since 1992

        O. James Woodward III, age 68, has been an attorney in the private practice of law in Fresno, California since 1977. He has served as corporate counsel for several public corporations and was Executive Vice President of Glenfed, Inc. from 1988 through 1991. In addition to a private law practice, Mr. Woodward has had experience with financial institutions and in real estate development in California. He currently serves on the Board of Governors of the California State University, Fresno Foundation and Fresno Regional Foundation and the Board of Directors of Verdisys, Inc..

Jorge Pont Sánchez    Director since 1998

        Jorge Pont Sánchez, age 66, has been Assistant to the Chairman and International Division Director of El Corte Ingles since 1997. With the exception of the period from 1997 through 1998, he has also been the President and Chief Executive Officer of The Harris Company ("Harris") since 1982. Mr. Pont Sánchez is President of the International Association of Department Stores, and he serves on the Boards of Directors of World Wide Retail Exchange, Lineas Aereas de Espana, Marco Polo Investments and Fundacion Ramon Areces, all of which are located in Madrid, Spain.

James L. Czech    Director since 2002

        James L. Czech, age 64, is President of The James L. Czech Company, LLC, a position he has held since August 2002. From 1993 through July, 2002, Mr. Czech was President, Development Group of Urban Retail Properties Co., the nation's largest third-party retail property management company. Also, from 1993 through 2000, Mr. Czech was Executive Vice President of Urban Shopping Centers, Inc. From 1983 to 1993, he served as President, Development Group of JMB Retail Properties Co.. From 1981 to 1983, Mr. Czech was Senior Vice President and Chief Financial Officer of Federated Stores Realty, Inc., the shopping center subsidiary of Federated Department Stores, Inc. Prior to 1981, he held senior level positions with various companies in the shopping center industry. Mr. Czech serves on the College of Commerce Advisory Council of DePaul University and the Board of Directors of Consolidated Fire Protection, LLC. He is also a certified public accountant.

Thomas H. McPeters, Esq.    Director since 2002

        Mr. Thomas H. McPeters, Esq., age 66, is a senior partner in the law firm of McPeters McAlearney Shimoff & Hatt, and is Chief Financial Officer and Secretary and a member of the Board of Directors of Harris.

Dale Achabal    Director since 2004

        Mr. Dale Achabal, age 58, is the L.J. Skaggs Distinguished Professor and Associate Dean for Research & Development at Santa Clara University. He is also the Director of the Retail Management Institute and the Retail Workbench Research & Education Center, sponsored by a consortium of leading retailers from around the world. He has presented papers at industry and professional conferences throughout the U.S., Europe and Asia Pacific, and is on the CIO Council of the National Retail Federation. Dr. Achabal is a regular lecturer and consultant to a variety of organizations in the areas of retail revenue management and multi-channel retail strategies. He also serves on the Board of Directors of Altierre, RivalWatch and Goodwill Industries of Silicon Valley.

Agreements With Nominees

        Mr. Famalette.    Under the terms of Mr. Famalette's employment agreement, the Company must cause Mr. Famalette to continue to be elected as a member of the Board of Directors during his term of employment. (See "Employment and Severance Agreements—Employment Agreement.")

        Mr. Pont Sánchez and Mr. McPeters.    The Company, Mr. Joseph Levy, Mr. Bret Levy, El Corte Ingles and Harris are parties to a Stockholders' Agreement. Pursuant to the Stockholders' Agreement, El Corte Ingles and Harris nominated Mr. Pont Sánchez and Mr. McPeters to the Gottschalks Board.

        On August 20, 1998, the Company acquired substantially all of the assets and business of Harris pursuant to an Asset Purchase Agreement entered into with Harris and El Corte Ingles. Mr. Pont Sánchez is the President and Chief Executive Officer of Harris and is the International Division Director of El Corte Ingles. Mr. McPeters is the Chief Financial Officer and Secretary of Harris. As consideration for such assets and business, Gottschalks issued to Harris 2,095,900 shares of Gottschalks common stock and an 8% Non-Negotiable Extendable Subordinated Note, and assumed certain liabilities. As a condition to closing the acquisition, on the same day:

  •
  Gottschalks, Harris, El Corte Ingles, Joseph Levy and Bret Levy entered into a Stockholders' Agreement (described below),

  •
  Gottschalks and Harris entered into a Registration Rights Agreement granting Harris certain rights to participate in a registration statement filed by Gottschalks with the Securities and Exchange Commission, and

  •
  Gottschalks and El Corte Ingles entered into a Standstill Agreement restricting El Corte Ingles' activities as an owner (through Harris) of Gottschalks common stock.

        In the Stockholders' Agreement, El Corte Ingles, Harris, Joseph Levy and Bret Levy agreed, among other things, to do the following for the term of the Stockholders' Agreement:

  •
  Initially, cause two El Corte Ingles nominees to be added to the Gottschalks Board. As a result, Mr. Álvarez Álvarez and Mr. Pont Sánchez were added to the Gottschalks Board during fiscal 1998. Upon the resignation of Mr. Álvarez Álvarez in September 2002, Mr. McPeters was added to the Gottschalks Board.

  •
  Cause the Gottschalks Board to be structured to consist of not more than eleven members, of which two members will be El Corte Ingles nominees and the remaining nine members will be management nominees and independent nominees. Joe Levy chooses the management nominees from management or persons affiliated with management.

  •
  Vote all Gottschalks common stock they own or have the power to vote in favor of the El Corte Ingles nominees, the management nominees and the independent nominees. Gottschalks also agreed to solicit proxies in favor of such nominees.

        The Stockholders' Agreement provides for the El Corte Ingles nominees to be increased or decreased as a result of changes in the amount of Gottschalks common stock that El Corte Ingles owns (through Harris) as follows:

Impact of Changes In Ownership of Gottschalks' Outstanding Common Stock or Disposal of Common Stock (In Either Case Fully Diluted)	Change to Number of El Corte Ingles Nominees	Change to Size of Board
El Corte Ingles, directly or indirectly, beneficially owns at least 30% of common stock	Increased to 3	Increased to 12
El Corte Ingles disposes of more than 700,000 shares of common stock or El Corte nominees that must resign Ingles and its affiliates beneficially own less than 10% of common stock	Decreased to 1	Decreased by number of El Corte Ingles
El Corte Ingles disposes of more than 1,350,000 shares of common stock or El Corte Ingles and its affiliates beneficially own less than 5% of common stock	Decreased to 0	Decreased by number of El Corte Ingles nominees that must resign

        The Stockholders' Agreement also:

  •
  provides for proportional adjustments to the number of El Corte Ingles nominees in the event of an increase in the Board size (other than as the result of an acquisition transaction approved by the Board),

  •
  contains restrictions on the transfer by Harris of the Gottschalks common stock,

  •
  contains other agreements between the parties regarding voting on change in control transactions and participation by Mr. Levy's family in a Gottschalks registration statement, and

  •
  includes a non-compete agreement from Harris and El Corte Ingles.

        The Stockholders' Agreement term (other than the provisions relating to restrictions on transfer by Harris of its shares, which terminated on August 20, 2003) lasts until the earlier of (1) the date El Corte Ingles is no longer entitled to nominees on the Gottschalks Board or (2) the expiration of the Standstill Agreement other than as the result of an Early Standstill Termination Event (as such term is defined in the Standstill Agreement). Gottschalks has previously filed the Stockholders' Agreement, the 8% Non-Negotiable Extendable Subordinated Note, the Registration Rights Agreement and the Standstill Agreement with the Securities and Exchange Commission.

        The Board of Directors of the Company recommends that you vote for the nominees listed above. If you send in your proxy (either by Internet, telephone or by mail), it will be voted in favor of these nominees unless you specify otherwise.

BOARD OF DIRECTORS

Meetings of the Board of Directors

        During the fiscal year ended January 31, 2004 ("fiscal 2003"), the Board of Directors held 5 meetings. Each director attended, either in person or by telephone, at least 75% of the Board meetings and meetings of Board Committees that he or she was eligible to attend. The Board of Directors have affirmatively determined that a majority of the Board of Directors have no material relationship with the Company and are therefore independent under the standards of the New York Stock Exchange. Every director attended last year's annual meeting, but the Company does not currently have a policy with regard to Board members' attendance at annual meetings.

        Committees of the Board.    The Board of Directors has three principal committees. All members of the three committees are independent under the standards of the New York Stock Exchange and, with respect to the Audit Committee, the rules of the Securities and Exchange Commission ("SEC"). All three committees have written charters which are available upon written request to the Company at 7 River Park Place East, Fresno, California 93720 and are available at the Company's website at http://www.gottschalks.com. The following chart describes the function and membership of each committee and the number of times it met in the fiscal year ended January 31, 2004.

Audit Committee—4 Meetings

Function	Members
• Review auditor's report with the independent auditors
• Review scope of annual audit and quarterly reviews by independent auditors
• Engage, oversee and, where appropriate, replace the external auditors
• Evaluate independence of independent auditors
• Oversee internal accounting and control systems
• Review with management and auditors accounting and financial reporting requirements and practices affecting the Company
• Evaluate and oversee internal audit staff	Joseph J. Penbera, Chairman James L. Czech Max Gutmann Frederick R. Ruiz O. James Woodward III

Compensation Committee—4 Meetings

Function	Members
• Review and approve executive compensation and employment agreements • Review and approve bonuses, incentive stock option awards and stock option grants	O. James Woodward III, Chairman Joseph J. Penbera Frederick R. Ruiz

Governance/Nominating Committee—4 Meetings

Function	Members
• Review qualifications of and nominate candidates for Board of Directors (other than those nominated by stockholders)
• Formalize and revise the Company's corporate governance policies and practices, including recommending to the Board of Directors Corporate Governance Guidelines
• Monitor the Company's compliance with the policies and the Corporate Governance Guidelines (the Corporate Governance Guidelines are attached to this Proxy Statement as Appendix C)	James L. Czech, Chairman Max Gutmann Frederick R. Ruiz

        The Governance/Nominating Committee will consider recommending persons identified by stockholders of the Company if a written recommendation is timely received by the Company's secretary. Such a recommendation must be received no later than the last day that a stockholder would be permitted to nominate an individual for election as a director pursuant to the Company's Bylaws (See "Future Stockholder Proposals and Nominations") and such written recommendation must contain at least the same information with respect to such person as required by the Bylaws. There are no differences in the manner in which the Governance/Nominating Committee evaluates a candidate that is recommended for nomination by a stockholder.

        The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for election as directors at the annual meeting.

Compensation of Directors

        The following table sets forth amounts paid to each of the non-employee directors during fiscal 2003.

Director Compensation for Fiscal Year 2003

	Cash Compensation			Security Grants
Name	Annual Retainer Fees($)(1)	Meeting Fees ($)(2)	Other Fees ($)(3)	Number of Shares (#)(4)	Securities Underlying Options (SARS)(#)(4)
Joseph J. Penbera	21,500	11,500	897	2,000	0
Sharon Levy	0	6,000	0	0	0
Max Gutmann	16,750	11,000	5,684	2,000	0
Frederick R. Ruiz	16,750	12,000	0	2,000	0
O. James Woodward III	21,500	11,500	182	2,000	0
James L. Czech	22,250	11,000	3,688	2,000	0
Thomas H. McPeters	0	5,000	3,112	0	0
Jorge Pont Sánchez	0	3,500	0	0	0
Dale Achabal	0	0	0	0	0
(1)
The five of the six outside directors who are neither officers nor affiliates of the Company received a monthly stipend during fiscal 2003. As chairmen of the Audit, Compensation and Governance Committees, Joseph J. Penbera, O. James Woodward III and James L. Czech respectively, received $1,500 per month, and all other outside directors received $1,250 per month. As of July 1, 2003 these fees were increased to $2,000 and $1,500 per month. Dale Achabal was nominated to the Board of Directors in March 2004.

(2)
The nine non-employee directors receive $1,000 for each meeting of the Board and for each Committee meeting attended and $1,000 for each special purpose meeting of the Board held telephonically. Amounts indicated for Mr. Pont Sánchez are paid directly to El Corte Ingles.

(3)
The Company reimburses directors for certain costs incurred in attending meetings of the Board and in performing Board duties. Such expense reimbursements typically include meals and transportation costs and, when required, overnight hotel expenses. Amounts indicated for Mr. Pont Sánchez are paid directly to El Corte Ingles.

(4)
The five of the six outside directors indicated who are neither officers nor affiliates of the Company received grants of options in fiscal 2003 under the 1998 Stock Option Plan. Mr. Achabal was nominated to the Board of Directors in March 2004. There were no individual grants of options in tandem with stock appreciation rights ("SARS") or freestanding SARS made during fiscal 2002.

COMMITTEE REPORTS

Audit Committee Report

        The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, unless we specifically state otherwise.

        The Audit Committee of Gottschalks Inc. (the "Audit Committee") is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The written charter was revised and adopted during 2003 and is included as Appendix A to this proxy statement. The current members of the Audit Committee are Joseph J. Penbera (Chairman), James L. Czech, Max Gutmann, Frederick R. Ruiz and O. James Woodward III. The members of the Audit Committee meet the standards of independence and other qualifications required by the New York Stock Exchange and the Securities and Exchange Commission.

        The Audit Committee assisted the Board in fulfilling its oversight responsibilities. The Audit Committee reviewed the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations. The Audit Committee also provides an open avenue of communication among the external auditors, management, internal audit and the Board. To effectively perform his or her role, each Audit Committee member has an understanding of the responsibilities of Audit Committee membership, as well as, the Company's business, operations, and risks.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In fulfilling the Audit Committee's responsibilities, the Audit Committee met and held various discussions with management and the independent accountants, including meetings conducted prior to the issuance of quarterly and annual earnings to the public. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the report of the independent accountants, the Audit Committee recommended that the Board of Directors approve the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 1, 2004.

        This Audit Committee Report is submitted by the members of the Fiscal 2003 Audit Committee.

  Joseph J. Penbera (Chairman)
  James L. Czech
  Max Gutmann
  Frederick R. Ruiz
  O. James Woodward III

        January 31, 2004

Compensation Committee Report

        The following report and the performance graph on page 23 do not constitute soliciting materials and are not considered filed or incorporated by reference into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, unless we specifically state otherwise.

        The Compensation Committee of Gottschalks Inc. (the "Compensation Committee") is composed of three directors meeting the independence requirements of the New York Stock Exchange, at least two of which are "non-employee directors" within the meaning of Rule 166-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter adopted by the Board of Directors. The written charter was adopted during 2003 and is included as Appendix B to this proxy statement. The current members of the Compensation Committee are O. James Woodward III (Chairman), Joseph J. Penbera, and Frederick R. Ruiz.

        The Compensation Committee is authorized to fix the compensation of executive officers of the Company, to establish and administer the annual incentive plan or plans applicable to executive officers of the Company, including, without limitation, the Executive Incentive Plan, and to administer the equity incentive plans of the Company as may from time to time be acquired or adopted, including, without limitation, the 2002 Long-Term Incentive Plan and the 1997 Non-Employee Director Stock Compensation Plan. To that end, the Compensation Committee met and exercised all the powers and authority of the Board of Directors to the extent permitted under Section 141 of the Delaware General Corporation Law.

Compensation Program

        The Company's executive compensation program consists primarily of three components: (1) a base salary that is designed to attract and retain qualified employees for the Company; (2) annual incentives which are tied to the performance of the Company; and (3) stock options.

        Base Salary.    The base salary of the Chief Executive Officer was originally determined by the Compensation Committee based on factors such as scope of responsibility, current performance and the overall financial performance of the Company. In making such determination, the Compensation Committee also considered salary ranges of chief executive officers of certain competitors of the Company. The annual base salary paid to Mr. James Famalette, as President and Chief Executive Officer for fiscal 2002, was $530,000. This amount was paid pursuant to Mr. Famalette's employment contract and his voluntary agreement to reduce his annual base salary by $30,000 from March 1, 2002 through the end of fiscal 2003. (See "Employment and Severance Agreements—Employment Agreement"). The Chief Executive Officer, in turn, recommends an original annual base salary for the senior executive officers of the Company based on factors such as the scope of responsibility and base salary ranges of similarly positioned executives of the Company. Annual adjustments to such base salaries are determined based on factors including, but not limited to, the executive's individual performance, the performance of areas within the executive's scope of responsibility and the overall performance of the Company. The Compensation Committee reviews the Chief Executive Officer's recommendations for such officers' annual base salary levels and makes the final determination of such levels based on the factors referred to above and such other factors as it may consider relevant in the circumstances.

        Annual Incentives.    The Company's bonus program currently in effect ("Bonus Program") offers the Chief Executive Officer and key executives of the Company a bonus opportunity linked to Company performance. Under the Bonus Program, the Board of Directors establishes a goal at the beginning of each fiscal year to achieve a targeted earnings per share ("EPS") amount. If the Company achieves the EPS goal for the year, the Chief Executive Officer may be paid a bonus in the following fiscal year of up to 50% of his base salary, and key executives may be paid a bonus in the following fiscal year ranging from 10% to 50% of their respective base salaries. With respect to the bonus awarded to the Chief Executive Officer, the Compensation Committee determines the actual bonus amounts within these ranges based on the guidelines described below and based on its analysis of the Company's actual performance and each individual's performance. The Chief Executive Officer, in turn, recommends bonus amounts for the senior executive officers of the Company. Generally, 75% of the potential bonus is based solely on the Company's performance and 25% of the potential bonus is based on the key executive's performance measured against the key executive's goals. Bonuses are generally not paid if the Company does not achieve its EPS goal for the applicable year. Bonuses paid in fiscal 2001 consist of (i) bonuses based on the Company's performance because the Company's fiscal 2000 EPS goals were achieved and (ii) bonuses based on the other factors described above as determined by the Compensation Committee and Chief Executive Officer. The Company's fiscal 2002 and fiscal 2003 EPS goals were not achieved and, accordingly, no bonuses under the Bonus Program were paid in fiscal 2002 or 2003.

        Stock Options.    Stock options are granted to the senior executive officers and other employees of the Company at the discretion of the Compensation Committee. The Compensation Committee believes the grant of stock options reinforces the importance of improving stockholder value over the long term, and encourages and facilitates executive and key employee stock ownership of the Company. The determination to grant options is also based on factors such as the current number of unexercised options held by the senior executive officers and employees, the expiration dates of those options and the current financial performance of the Company. Option grants for the Chief Executive Officer are determined by the Compensation Committee. Option grants for the senior executives and other employees of the Company are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. In fiscal 2003, an aggregate of 40,000 options were granted to Messrs. Famalette, Gladding, Geele and Schmidt under the 1998 Stock Option Plan at an exercise price of $1.13 per share and an additional 30,000 options wee granted to Mr. Ambro at an exercise price of $3.77 per share. In fiscal 2003, a total of 184,500 options were also granted to 132 other officers and key employees of the Company under the 1998 Stock Option Plan, at exercise prices ranging from $1.13 to $1.85 per share. The exercise prices for these grants were the closing market price of the Company's common stock on the date of the grant. Such options vest at a rate of 25% per year beginning on the first anniversary after the date of the grant and expire in ten years.

        Other.    Compensation for other officers and managers of the Company was paid during fiscal 2003 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Bonuses in the aggregate amount of $245,000 were paid to 58 store managers, merchandising and operations personnel of the Company during fiscal 2003 based primarily upon the fiscal 2002 performance of the particular individual's unit, department, division or store.

        Compensation Committee Interlocks And Insider Participation.    No member of the current Compensation Committee is a former or current officer or employee of the Company or its subsidiary, or is employed by a company whose board of directors includes a member of management of the Company.

        This Compensation Committee Report is submitted by the members of the Fiscal 2003 Compensation Committee.

  O. James Woodward III, Chairman
  Joseph J. Penbera
  Frederick R. Ruiz

        January 31, 2004

EXECUTIVE COMPENSATION

Executive Officer Biographies

        The following table lists the executive officers of the Company:

Name	Age(1)	Position
James R. Famalette(2)	51	President and Chief Executive Officer and Director
Joe Levy(2)	72	Chairman
Gary L. Gladding	63	Executive Vice President and General Merchandise Manager
J. Gregory Ambro	51	Senior Vice President/Chief Administrative and Financial Officer
Michael J. Schmidt	62	Senior Vice President and Director of Stores
(1)
As of April 30, 2004.

(2)
Information with respect to Joe Levy and James R. Famalette is included in the "Election of Directors—Nominee Biographies" portion of this proxy statement.

        Gary L. Gladding has been Executive Vice President of the Company since 1987, and joined the Company's predecessor as Vice President/General Merchandise Manager in 1983. From 1980 to 1983, he was Vice President and General Merchandise Manager for Lazarus Department Stores, a division of Federated Department Stores, Inc., and he previously held merchandising manager positions with the May Department Stores Co.

        J. Gregory Ambro became Senior Vice President/Chief Administrative and Financial Officer of the Company on November 20, 2003. Prior to joining Gottschalks, Mr. Ambro served for three years as Senior Vice President and Chief Financial Officer of Bradlees, a regional discount department store in the Northeast. From 1995 to 2000 he served as Chief Financial Officer of Marshalls, an off-price retailer, Streamline, a grocery and consumer products retailer and Harris Teeter, an upscale supermarket chain in the Southeast. From 1978 to 1994 Mr. Ambro served in a variety of financial positions for Marshalls and the May Department Stores Co.

        Michael J. Schmidt became Senior Vice President/Director of Stores of the Company's predecessor in 1985. Prior to joining the Company's predecessor in 1983, he held management positions with Liberty House, Allied Corporation and R.H. Macy & Co., Inc.

Compensation of Executive Officers

        Summary Compensation.    The materials set forth below contain information on certain cash and non-cash compensation provided to the Company's Chief Executive Officer and the four other current and former executive officers of the Company who were the most highly compensated executive officers for fiscal year 2003 (the "Named Officers").

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards (1)
Name and Principal Position	Fiscal Year	Base Salary ($) (2)		Bonus ($) (3)	Other Annual Compensation ($) (4)	Securities Underlying Options (#) (5)	All Other Compensation ($) (6)
James R. Famalette President, Chief Executive Officer and Director	2003 2002 2001	531,002 532,308 560,000		0 0 108,000	0 0 0	20,000 20,000 0	6,637 6,217 5,763
Joe Levy Chairman	2003 2002 2001	175,000 175,000 247,502	(7)	0 0 0	0 0 0	0 0 0	5,570 4,038 0
Gary L. Gladding Executive Vice President and General Merchandise Manager	2003 2002 2001	326,994 324,000 319,692		0 0 58,000	56,215 0 0	10,000 10,000 10,000	6,638 7,293 6,712
Michael S. Geele (8) Senior Vice President and Chief Financial Officer	2003 2002 2001	156,230 230,000 229,038		0 0 40,000	248,923 0 0	0 10,000 5,000	5,592 6,196 5,921
Michael J. Schmidt Senior Vice President and Director of Stores	2003 2002 2001	249,356 240,000 235,384		0 0 45,000	0 0 0	10,000 10,000 10,000	6,257 7,171 6,601
(1)
The Company did not make any payments or awards that would be classified under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the table by the applicable Securities and Exchange Commission disclosure rules.

(2)
Includes compensation earned but deferred pursuant to the Gottschalks Inc. Retirement Savings Plan and a cafeteria plan established pursuant to Internal Revenue Code Section 125.

(3)
Bonus amounts paid in fiscal 2001 were paid under the Bonus Program.

(4)
The amounts included in this column for each of the Named Officers do not include the value of certain perquisites which in aggregate did not exceed the lesser of $50,000 or 10% of the Named Officer's aggregate salary and bonus compensation for fiscal 2001, 2002 or 2003, as applicable. Amount for Mr. Gladding represents distribution of amounts held in a deferred compensation plan. Amount for Mr. Geele represents payments for severance and accrued vacation benefits (see Note 8).

(5)
Represents shares of stock underlying options granted under the Company's 1998 Stock Option Plan. There were no individual grants of options in tandem with SARS or freestanding SARS made during fiscal years 2001 or 2002 to the Named Officers.

(6)
Represents contributions made by the Company on behalf of the Named Officers to the Gottschalks Inc. 401(k) Plan in the form of Common Stock of the Company and amounts paid for term life insurance premiums.

(7)
Represents annual base salary of $350,000 from the beginning of fiscal 2001 through July 15, 2001, and $175,000 through the remainder of fiscal 2001. Mr. Levy's annual base salary was reduced by $175,000, reflecting a reduction in his daily corporate duties.

(8)
Mr. Geele's employment with the Company terminated on October 3, 2003. Represents annual base salary of $156,230 from the beginning of fiscal 2003 through October 2, 2003, and payment of $248,923 of severance and accrued vacation benefits. See also "The Employment and Severance Agreements" portion of this Proxy Statement.

        Stock Option Grants.    Shown below is information with respect to grants of stock options to the Named Officers during the last fiscal year under the 1998 Stock Option Plan. In addition to options granted to the Named Officers below, in fiscal 2003 a total of 30,000 options were granted to Mr. Ambro and 184,500 options were granted to 132 other officers and key employees of the Company under the 1998 Stock Option Plan.

Option Grants in Fiscal Year 2003

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Individual Grants
	Number of Securities Underlying Options Granted (#)(1)
		Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share) (2)	Expiration Date	5%	10%
James R. Famalette	20,000	7.0%	1.13	5/3/2013	16,100	41,900
Joe Levy (3)	0	N/A	N/A	N/A	N/A	N/A
Gary L. Gladding	10,000	40%	1.13	5/3/2013	8,000	20,900
Michael S. Geele	0	N/A	N/A	N/A	N/A	N/A
Michael J. Schmidt	10,000	4.0%	1.13	5/3/2013	8,000	20,900
(1)
These options first become exercisable on the first anniversary of the grant date, with 25% of the underlying shares becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date through the fourth anniversary date.

(2)
Represents the fair market value of the Company's common stock based on its closing price on the New York Stock Exchange as of the date of the grant of the options.

(3)
No options were granted to Mr. Joe Levy in fiscal 2003. When options are granted to Mr. Levy, such options are granted at 110% of fair market value as determined in the manner described above.

        Stock Option Exercises.    Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

Aggregate Option Exercises in Fiscal Year 2003 and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable (#)
James R. Famalette	0	0	235,000/50,000	50,450/77,750
Joe Levy	0	0	105,000/0	0/0
Gary L. Gladding	0	0	61,500/17,500	26,075/43,825
Michael S. Geele	5,000	2,250	0/0	0/0
Michael J. Schmidt	0	0	61,500/17,500	26,075/43,825
(1)
The exercise price of the options range from $1.13 to $10.87 per share. The closing price of the Company's common stock on the New York Stock Exchange as of January 31, 2004 was $4.68 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of January 31, 2004 about the Company's Common Stock that may be issued upon the exercise of options granted to employees or members of the Board of Directors under all of the Company's existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,688,500	$5.36	1,015,750
Equity compensation plans not approved by security holders	0	NA	NA
Total	1,688,500	$5.36	1,015,750

Employment and Severance Agreements

        Employment Agreement.    The Company has an employment agreement with James R. Famalette as the Company's President and Chief Executive Officer. The terms of the agreement, which currently expire July 1, 2005, may be extended by mutual written consent. The agreement provides that Mr. Famalette will be a member of the Board of Directors during his term of employment. The agreement, as amended, further provides for the payment of an annual base salary of at least $560,000, and for the payment of an annual bonus under the Company's Bonus Program, under which Mr. Famalette has the ability to earn an annual bonus of up to 50% of Base Salary if specific goals and objectives adopted by the Board are achieved. Mr. Famalette also receives a car allowance and receives other benefits typically offered to all employees of the Company. The compensation payable pursuant to the agreement will be terminated if Mr. Famalette terminates his employment with the Company through retirement, disability or death, if Mr. Famalette is terminated for cause (as defined) or the Company sells all or part of its business and Mr. Famalette is able to continue his employment with the buyer at or above his then base salary. With the exception of the employment agreement with Mr. Famalette, the Company has no employment agreements with any of the other Named Officers, including the Company's Chairman.

        In light of the Company's reduced operating results for fiscal years 2001 and 2002, Mr. Famalette took voluntary reductions in his annual base salary of $30,000 from the period of March 1, 2002 through the end of fiscal 2002 and for all of fiscal 2003. In addition, based on the Company's fiscal 2001 and fiscal 2002 operating results, Mr. Famalette was not paid any bonus under the Bonus Program in fiscal 2002 and 2003 and will not be paid any bonus in fiscal 2004.

        Severance Agreements.    The Company has Severance Agreements with each of the Named Officers, including the Company's Chief Executive Officer. Such agreements provide for the continuing payment of the officer's base salary for a period of twelve months, except for Messrs. Levy and Famalette, whose severance benefits will be payable for a period of twenty-four months, and in the case of Mr. Famalette, less the period remaining under his employment agreement. The agreements also provide for continuing coverage in the Company's group medical plan at the Company's expense for one year in the event the officer is terminated by written notice by the Company other than for cause (as defined). The agreements require the officer to continue to report to work and perform the duties of his or her employment until the date set forth as the officer's date of termination in order to receive such continuing payments. The officer is not entitled to receive a severance benefit under certain conditions including: (i) the termination of employment occurs by other than written notice of termination by the Company; (ii) if the Company sells all or part of its business and the officer has the opportunity to continue his or her employment with the buyer at or above the officer's base rate of pay; and (iii) the termination of employment for cause (as defined). In the event of a change in control, the severance benefits are extended to a period of twenty-four months in the case of Mr. Joe Levy and Mr. Famalette, and to a period of eighteen months in the case of Messrs. Gladding, Ambro, and Schmidt.

        Pursuant to his written Notice of Resignation, Mr. Michael Geele, the Company's former Senior Vice President and Chief Financial Officer, received severance totaling $233,000 following his termination on October 3, 2003.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

        On April 30, 2004, there were 12,885,052 shares of Company common stock outstanding. The following table shows the number of shares of common stock beneficially owned, as of April 30, 2004, by the following:

  •
  each person who we know beneficially owns more than 5% of the common stock;

  •
  each director;

  •
  each Named Officer; and

  •
  the directors and executive officers as a group.

		Amount and Nature of Beneficial Ownership(1)
Name and Address Of Beneficial Owner	Present Position With the Company	Shares of Common Stock(#)(2)		Options Exercisable Within 60 days(#)(3)	Total as Percent of Class(4)
5% or Greater Stockholders:
The Harris Company P.O. Box 20 Redlands, CA 92373	N/A	2,095,900	(5)	0	15.6%
Joe Levy P.O. Box 28920 Fresno, CA 93729	Chairman	1,400,826	(6)(7)	105,000	11.2%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	N/A	760,200	(8)	0	5.7%
Directors and Named Officers:
James R. Famalette	President, Chief Executive Officer and	78,696		235,000	2.3%
Joseph J. Penbera	Director	5,000		12,500	*
Sharon Levy	Director	0	(7)	0	*
Max Gutmann	Director	29,000		17,000	*
Frederick R. Ruiz	Director	16,350		17,000	*
O. James Woodward III	Director	10,000		17,000	*
Thomas L. McPeters	Director	0		0	*
Jorge Pont Sánchez	Director	0		0	*
James L. Czech	Director	4,000		5,500
Gary L. Gladding	Executive Vice President and General Merchandise Manager	19,050		61,500	*

Michael S. Geele(9)	Former Senior Vice President and Chief Financial Officer	18,087	0	*
Michael J. Schmidt	Senior Vice President and Director of Stores	12,983	61,500	*
Directors and Executive Officers as a Group (13 Persons)	N/A	1,593,992	532,000	15.7%

*
Holdings represent less than 1% of all common shares outstanding.

(1)
Unless otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power over the shares of common stock indicated.

(2)
Includes shares of common stock held in the Gottschalks Inc. 401(k) Plan and owned pursuant to the 1998 Employee Stock Purchase Plan, as follows: Joe Levy (34,241 shares); James R. Famalette (54,936 shares); Gary L. Gladding (21,464 shares), Michael S. Geele (18,087 shares) and Michael J. Schmidt (15,123shares).

(3)
Shares that may be acquired pursuant to options exercisable within 60 days of April 30, 2004.

(4)
Assumes that only those options of the particular person or group listed that are exercisable within 60 days of April 30, 2004 have been exercised and no others.

(5)
The information with respect to Harris was reported on a Schedule 13D filed by Mr. Joe Levy, Mr. Bret Levy, El Corte Ingles and Harris with the SEC on August 28, 1998 (subsequently amended on February 22, 2002, May 29, 2002, August 29, 2002 and January 10, 2003), copies of which were received by the Company and relied upon in making this disclosure. Since August 28, 1998, Harris has indicated it exercises sole voting power and sole dispositive power with respect to 2,095,900 shares.

(6)
Includes 592,550 shares in which Joe Levy has a pecuniary interest as trustee of the Levy Trust Account which was created in December 2000 upon the division of the Gertrude H. Klein Trust. Does not include the aggregate of 1,141,700 shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joe Levy disclaims beneficial ownership.

(7)
Sharon Levy shares beneficial ownership of the shares attributed to Joe Levy, her husband, as community property.

(8)
The information with respect to Dimensional Fund Advisors Inc. was reported on a Schedule 13G/A filed by Dimensional Fund Advisors Inc. with the SEC on February 3, 2003, a copy of which was received by the Company and relied upon in making this disclosure. Dimensional Fund Advisors Inc. exercised, as of February 1, 2003, sole voting power and sole dispositive power with respect to 955,600 shares.

(9)
Mr. Geele's employment with the Company terminated on October 3, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our directors and executive officers, as well as persons owning more than 10% of the Company's outstanding shares of stock, must file reports with the Securities and Exchange Commission indicating the number of shares of the Company's common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based solely on our review of these reports and written representations from our directors and officers, we believe each of our directors and executive officers, as well as each of the persons owning more than 10% of our outstanding shares of stock, filed all the required reports during fiscal year 2003.

Certain Relationships and Related Transactions

        The Company is indebted to Harris, a stockholder owning more than 5% of the Company common stock. As described under the heading "Agreements With Nominees," on August 20, 1998 the Company acquired substantially all of the assets and business of Harris. As consideration for the purchase, the Company issued to Harris 2,095,900 shares of common stock and an 8% Non-Negotiable Extendable Subordinated Note and assumed certain other liabilities. The Subordinated Note was originally due and payable on August 20, 2003 in the principal amount of $22,179,598. Interest on the Subordinated Note is payable semi-annually. The maturity date of the Subordinated Note was extended to May 30, 2007 because the Company's senior secured revolving credit facility does not permit the repayment of the Subordinated Note. Mr. Pont Sánchez and Mr. McPeters are directors of the Company and are also directors and/or executive officers of Harris. Mr. Pont Sánchez is the President and Chief Executive Officer of Harris and is the International Division Director of El Corte Ingles. Mr. McPeters is the Chief Financial Officer of Harris.

STOCK PRICE PERFORMANCE

        The graph below compares the cumulative total return of the Company's common stock with the cumulative total return of (i) the S&P Small Cap 600 Index, (ii) the S&P Department Store Index and (iii) two companies described in the footnote to the graph. Except as described, the comparison covers the five-year period from close of market on the last trading day prior to the beginning of the 1999 fiscal year to the last day of the Company's 2003 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

        The past stock price performance for the Company's common stock is not necessarily indicative of future price performance.

Gottschalks Inc. Stock Price Performance

COMPARISON OF 5 YEAR CUMULATIVE RETURN*
AMONG GOTTSCHALKS INC, THE S&P SMALLCAP 600 INDEX,
THE S&P DEPARTMENT STORES INDEX AND A PEER GROUP

(1)
Assumes $100 is invested on January 30, 1999 in the Company's common stock, the S&P Small Cap 600 Index, the S&P Department Stores Index and Bon-Ton Stores, Inc., considered to be the Company's closest peer. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.

OTHER INFORMATION

Independent Auditors

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent auditors for fiscal 2004. Representatives of Deloitte & Touche LLP are expected to be present at the 2004 annual meeting and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche LLP will continue to serve as the Company's independent auditors during fiscal 2004, and in that capacity will report on the Company's fiscal 2004 annual consolidated financial statements, the Audit Committee reserves the right to select different independent auditors at any time.

Audit Fees.

        The following table shows the fees billed by Deloitte & Touche LLP for the past two fiscal years for audit and other related fees:

	2003		2002
Audit Fees	$318,312	(1)	$458,964	(1)
Audit Related Fees	186,487	(2)	9,900	(2)
Tax Fees	139,980	(3)	865,244	(3)
All Other Fees	32,080	(4)	56,500	(4)

	$676,859		$1,390,608
(1)
Includes the audit of the Company's consolidated financial statements and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q. Also includes advice on matters that arose during or as a result of the annual audit or reviews of interim financial statements.

(2)
Includes assistance relating to the reconciliation of the merchandise payable subsidiary ledgers to the general ledger.

(3)
Includes fees for tax services, including review and preparation of the Company's tax returns and advice on tax compliance and planning. In 2002 these fees include $546,000 of contingent fees arising from the settlement of certain federal net operating loss carryback refund claims filed with the Internal Revenue Service.

(4)
Includes consulting and planning for unclaimed property reporting and training on the use of certain analytical tools.

        The Company's Board of Directors has adopted a pre-approval policy which requires the Audit Committee to pre-approve all audit and permitted non-audit services to be rendered by the Company's auditors. During 2003, the Audit Committee approved all audit and non-audit services.

        Our Audit Committee has determined that the rendering of other non-audit services by Deloitte & Touche LLP was compatible with maintaining their auditor independence.

Future Stockholder Proposals and Nominations

        If you want to include a stockholder proposal in the proxy statement for the 2005 Annual Stockholders' Meeting, or intend to present a proposal at that Meeting, you must deliver a notice to the Company's Secretary at the Company's principal office located at 7 River Park Place East, Fresno, California 93720 no later than the close of business on January 29, 2005. If we do not receive notice during that period, no discussion of your proposal is required to be included in our 2005 proxy statement.

        If you intend to present a proposal at that Meeting, you must follow the procedures set forth in the Company's bylaws. You must deliver a notice to the Company's Secretary at the Company's principal executive offices no earlier than February 25, 2005 and no later than the close of business on March 26, 2005. If we do not receive notice during that period, your proposal will not have been timely and properly brought before the meeting and may not be considered there.

        Stockholders can also nominate persons to be directors. If you want to nominate a person, you must follow the procedures set forth in the Company's bylaws. You must deliver a notice to the Company's Secretary at the Company's principal executive offices no earlier than February 25, 2005 and no later than the close of business on March 26, 2005. That notice must contain the information required by the bylaws about you and your nominees. Unless you have complied with these bylaw provisions, your nominee will not be accepted and cannot be voted on by the stockholders.

Other Matters

        At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

        You can obtain a copy of the Company's Annual Report on Form 10-K for the year ended January 31, 2004 at no charge by writing to the Company at 7 River Park Place East, Fresno, California 93720, Attention: J. Gregory Ambro, Senior Vice President Chief Administrative and Financial Officer. In addition, the Company's 2003 Annual Report on Form 10-K can be obtained from the Investor Relations section of the Company's website, http://www.gottschalks.com.

        Stockholders may, at any time, communicate in writing with any particular director, or the independent directors as a group, by sending such written communication to the Company at 7 River Park Place East, Fresno, California 93720, Attention: Office of the General Counsel. Copies of written communications received at such address will be provided to the relevant director or the independent directors as a group unless such communications are considered, in the reasonable judgment of the General Counsel, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate to the Company's business or communications that relate to improper or irrelevant topics.

                      By order of the Board of Directors,

                      Joe Levy
                      Chairman
                      May 30, 2004

APPENDIX A

GOTTSCHALKS INC.

I.     AUDIT COMMITTEE CHARTER

        1.    Formation.    The board of Directors (the "Board") of Gottschalks Inc. (the "Corporation") has established the Audit Committee (the "Committee") pursuant to the Delaware General Corporation Law and the Corporation's Bylaws.

        2.    Statement of Purpose.    The Committee will assist the Board in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Corporation's process for monitoring compliance with laws and regulations. The Committee should also provide an open avenue of communication among the external auditors, management, internal audit and the Board. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Corporation's business, operations, and risks.

        The Committee is not responsible, in the ordinary course, for planning or conducting audits or determining that the Corporation's financial statements are accurate and are in accordance with generally accepted accounting principles. This duty is the responsibility of management and the external auditors. It is also not the duty of the Committee to independently verify information presented to it, unless special circumstances require such verification.

        3.    Relationship With External Auditors.    The Committee has the direct and sole authority and responsibility to select, evaluate and, where appropriate, replace the external auditors. The Committee is responsible for ensuring that the external auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the external auditors and the Company and for actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors. The Committee is also responsible for recommending that the Board take appropriate action in response to the external auditors' statement to satisfy itself of the external auditors' independence.

        4.    Composition and Qualifications.    The Committee shall be composed of not less than three members of the Corporation's Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. One of the members of the Committee shall be designated by vote of the members of the Committee as the chairperson (the "Chairperson") of the Committee. The Board shall appoint the members of the Committee to serve until their successors have been duly designated. The Board for any reason and at any time may remove members of the Committee. The Board shall fill vacancies on the Committee. The members of the Committee shall meet the standards of independence and other qualifications required by the New York Stock Exchange, as they may be amended from time to time. The Committee shall determine whether at least one member has the experience and knowledge to meet the definition of "financial expert" as defined by the rules of the Securities and Exchange Commission (the "SEC") and, if not, shall disclose that fact as required by the rules of the SEC. Members of the Committee shall receive no remuneration from the Corporation or its subsidiaries other than that received as Board members.

        5.    Oversight.    The Committee shall have responsibilities in the following areas:

          (a)    Internal Controls

      •
      Review with management and the external auditors the internal accounting controls and procedures, including computer systems and applications, the security of such systems and applications, and the contingency plan for the processing financial information in the event of a systems breakdown.

      •
      Review and instruct the external auditors to keep the Committee informed about the adequacy of the internal controls to expose any payments, transactions or procedures that might be illegal or otherwise improper fraud, about illegal acts, deficiencies in internal control, and certain other matters.

      •
      Inquire about internal control recommendations made by internal and external auditors and whether management has implemented them.

          (b)    Financial Reporting

      •
      Review significant accounting and reporting issues and judgments and their impact on the financial statements, as presented by management for the auditors.

      •
      Review periodically with the internal and external auditors significant risks and exposures and the plans to monitor, control and minimize such risks and exposures.

      •
      Review significant findings and recommendations made by the internal and external auditors and discuss them on a timely basis.

      •
      Instruct the external auditors to communicate to the Committee any required changes affecting the financial statement presentation and the responsibilities of the Committee.

      •
      Meet with management and the external auditors to review the annual financial statements (including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Result of Operations"), the results of the audit and recommend to the Board whether the financials statements should be included in the Annual Report on Form 10-K.

      •
      Request and review an analysis by internal and external auditors about the significant financial reporting issues, including any complex and/or unusual transactions, significant valuation issues, reserve adequacy and significant judgments made in the preparation of the financial statements.

      •
      Review and evaluate management's handling of proposed audit adjustments identified and presented to the Committee by the external auditors.

      •
      Review with management and require the external auditors to review the financial information included in the Corporation's interim financial statements (including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Result of Operations") prior to filing SEC reports.

      •
      Review generally earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies (i.e., discussion of the type of information to be disclosed and the type of presentation to be made).

          (c)    Compliance with laws and regulations

      •
      Periodically obtain reports from management, auditors, general counsel, and tax advisors regarding regulatory compliance by the Corporation, transactions with affiliates, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

      •
      Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

      •
      Review the findings of any examinations by regulatory agencies.

          (d)    Internal Audit

      •
      Review the activities, organizational structure and qualifications of the internal audit function.

      •
      Participate in decisions regarding appointment, replacement, reassignment, or dismissal of the director of internal audit.

      •
      Review the effectiveness of the internal audit function, including the scope of the internal auditors' responsibilities, their access to management and the Committee, their resources, staffing, and budget and their follow-up experience with the Corporation's implementation of prior audit recommendations.

      •
      Establish procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

          (e)    External Audit

      •
      Articulate the external auditors' ultimate accountability to the Board and the Committee.

      •
      Review the external auditors' proposed audit scope and approach.

      •
      Review annual engagement proposal for retention of the external auditors and level of fees to be paid to external auditors.

      •
      Review and evaluate the performance of the external auditors, appoint or discharge the external auditors and determine the scope of services to be provided by and the compensation paid to the external auditors. This includes review and preapproval of all audit and nonaudit services other than with respect to de minimis exceptions permitted by law or regulation and disclosure of the approval of nonaudit services as may be required by the rules of the SEC or by the New York Stock Exchange.

      •
      Review and discuss the independence of the external auditors, the nonaudit services provided and the auditors' disclosures concerning and assertion of their independence in accordance with professional standards and as required by applicable standards, including:

•
At least annually, obtaining and reviewing a report by the external auditor describing the auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or any inquiry or investigation by governmental or professional authorities within the least five years with respect to one or more independent audits conducted by the external auditor, and any steps taken to deal with such issues.

    •
    Review with the external auditors any problems or difficulties they may have encountered, any management letter provided by the external auditors, and the Corporation's response to that letter, including:

•
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and

•
Any changes required in the planned scope of the internal audit.

•
Overseeing the resolution of disagreements between management and the external auditors, if any.

    •
    The internal audit department responsibilities, budget and staffing.

      •
      Discuss with the external auditors the following:

•
Critical accounting policies and practices.

•
Alternative treatment of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor.

•
An analysis of the external auditor's judgment as to the quality of the Corporation's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of financial statements.

    •
    Discuss the matters identified in Accounting Standards No. 61, as it may be amended from time to time, relating to the conduct of the audit.

    •
    Obtain from the external auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995, as it may be amended from time to time, has not been implicated.

          (f)    Reporting Responsibilities

      •
      Regularly update the Board about Committee activities and make appropriate recommendations.

      •
      Prepare for inclusion in the proxy statement the disclosures about the committee and its functioning required under applicable SEC rules.1

          Other Responsibilities

      •
      Meet with the external auditors, director of internal audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

      •
      If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

      •
      Review summary data on executive officer and director expense accounts and review related party transactions and actual or potential conflicts of interest.

      •
      Set clear hiring policies for employees or former employees of the external auditor.

      •
      Perform other oversight functions as requested by the Board.

      •
      Annually review and (if appropriate) update this charter, subject to the Board's approval of changes.

        6.    Meetings

          (a)    Frequency

            The Committee shall hold regular meetings on such days as it shall determine at least four times per year. Special meetings of the Committee will be held at the request of the Chairperson of the Committee or any two other Committee members. The Committee shall keep and approve minutes of the Committee's proceedings. The Corporation's Secretary shall maintain the minutes and records of the proceedings of the Committee.

          (b)    Agenda

            Prior to each regularly scheduled meeting, the Committee members will receive notice of and an agenda for the meeting. Other topics for discussion may be introduced at the meeting or by notice to the Chairperson at the request of any Committee member.

          (c)    Attendance

            The Committee may regularly or from time-to-time ask corporate officers and other employees of the Corporation to attend the meetings. With the permission of the chairperson of the Committee, directors who are not members of the Committee may also attend Committee meetings.

          (d)    Procedures

            The Committee may adopt rules for its meetings and activities. In the absence of any such rules, the Committee actions shall be governed by the Corporation's Bylaws and applicable law, as applicable to Board meetings and activities. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee. Meetings of the Committee may be undertaken in person and telephonically.

        7.    Outside Assistance

          The Committee shall have the authority to request and receive access to any internal or external information it requires to fulfill its duties and responsibilities. The Committee is authorized to engage such outside professional or other services as in its discretion may be required to fulfill its responsibilities and the Corporation shall provide appropriate funding for such services.

APPENDIX B

GOTTSCHALKS INC.

COMPENSATION COMMITTEE CHARTER

Purpose

        The Compensation Committee (the "Committee") shall be responsible for reviewing and making decisions under a delegation of authority from the Board of Directors with respect to salaries, bonuses, stock options and other benefits for executive officers of Gottschalks Inc. (the "Company"). In performing this function, it shall be the objective of the Committee to: (i) encourage the achievement of the Company's long-range objectives by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives; (ii) establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the Company's industry; and (iii) promote a direct relationship between compensation and the Company's performance by facilitating executive officer stock ownership through restricted stock and stock option awards. The Committee shall produce an annual report on executive compensation for inclusion in the Company's proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations.

Composition of the Committee

The members of the Committee shall be independent directors meeting the requirements of the New York Stock Exchange and appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. At least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) and "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder). The Chairman of the Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote. The Board of Directors may at any time remove one or more directors as members of the Committee.

Authority and Responsibilities

The Committee is authorized to fix the compensation of executive officers of the Company, to establish and administer the annual incentive plan or plans applicable to executive officers of the Company, including, without limitation, the Executive Incentive Plan, and to administer the equity incentive plans of the Company as may from time to time be acquired or adopted, including, without limitation, the 2002 Long-Term Incentive Plan and the 1997 Non-Employee Director Stock Compensation Plan.6 To that end, the Committee shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted under Section 141 of the Delaware General Corporation Law.

To the extent permitted by Delaware law, the Committee may delegate to one or more officers of the Company the power (i) to designate the officers and employees of the Company or any of its subsidiaries who will receive grants of restricted shares or options to purchase from the Company shares of the Company's capital stock, and (ii) to determine the number of restricted shares or options to be received by them. Such delegation must be made by a resolution that specifies the total number of restricted shares or options that may be granted under the delegated authority, and no officer may be delegated the power to designate himself or herself as a recipient of restricted shares or options.

The Committee may determine, from time to time, the advisability of retaining a compensation consultant to assist in the evaluation of Chief Executive Officer or other executive officer compensation. The

B-1

Committee has the authority to retain, at Company expense, and terminate a compensation consultant, including sole authority to approve the consultant's fees and other retention terms.

The Committee is responsible for making decisions with respect to the Company's executive compensation policies. In addition, pursuant to authority granted by the Board of Directors, the Committee shall review and approve corporate goals and objectives relevant to the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

The Committee shall:

1.    Annually evaluate the performance of the Chief Executive Officer in light of the corporate goals and objectives approved and determine base salary and incentive bonus levels of the Chief Executive Officer of the Company based on this evaluation, also considering the Company's performance, relative shareholder return, the value of compensation to chief executive officers at comparable companies, and the compensation given in prior years;

2.    Annually review and approve base salary and incentive bonus levels of the other executive officers of the Company, giving consideration to the recommendations given to the Committee by the Company's Chief Executive Officer;

3.    Annually establish and administer the Executive Incentive Plan;

4.    Administer the Company's 2002 Long-Term Incentive Plan and the 1997 Non-Employee Director Stock Compensation Plan, as well as any other stock option, stock purchase, incentive or other benefit plans of the Company, fulfilling such duties and responsibilities as are set forth in such plans;

5.    Review and approve awards under the Company's 2002 Long-Term Incentive Plan and the 1997 Non-Employee Director Stock Compensation Plan, giving consideration to the recommendations given to the Committee by the Company's Chief Executive Officer;

6.    Make regular reports to the Board of Directors concerning the activities of the Committee; and

7.    Perform an annual performance evaluation of the Committee.

Committee Meetings

The Committee shall meet at least [two] times per year. One such meeting shall be held at a time when the Committee can review and recommend annual base salary and incentive awards as described above. The other meeting[s] shall be held at the discretion of the Chairman of the Committee, as recommended by the Chief Executive Officer. Minutes of each of these meetings shall be kept. The Chief Executive Officer will function as the management liaison officer to the Compensation Committee.

B-2

APPENDIX C

GOTTSCHALKS INC.

CORPORATE GOVERNANCE GUIDELINES

Purpose

Gottschalks Inc., a Delaware corporation (the "Company") aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company's business.

Board of Directors

        The Board of Directors' (collectively the "Board" or the "Directors" or individually a "Director") primary responsibility is to provide effective governance over the Company's affairs for the benefit of its stockholders, and to balance the interests of its diverse constituencies, including its customers, employees, suppliers and local communities. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be in the best interests of the Company. In discharging that obligation, the Directors may rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors.

Number and Selection of Board Members

The Board has the authority under the By-Laws to set the number of Directors, which should be not less than 5 nor more than 11, with the flexibility to amend the By-Laws to increase the number of members in order to accommodate the availability of an outstanding candidate or the Board's changing needs and circumstances. Candidates for nomination to the Board shall be selected by the Governance/Nominating Committee, and recommended to the Board for approval, in accordance with the guidelines recommended by such Committee, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the stockholders at each Annual Meeting, to serve for a one-year term, which expires on the date of the next Annual Meeting.

Independence and Qualification of Directors

At least a majority of the members of the Board should meet the criteria for independence as established by the Board in accordance with the New York Stock Exchange ("NYSE") listing standards and any other applicable laws, rules and regulations regarding independence in effect from time to time.

The number of other public company boards on which a Director may serve shall be subject to a case-by-case review by the Governance/Nominating Committee, in order to ensure that each Director is able to devote sufficient time to perform his or her duties as a Director.

The Company's Senior Management may not serve as directors of a company that concurrently employs a Director of Gottschalks.

For purpose of these guidelines, the term "members of senior management" shall mean members of the Management Committee and senior members of corporate staff as disclosed in the Company's annual report (the "Company's Senior Management").

Retirement from the Board

Directors may serve on the Board until the Annual Meeting of the Company next following their 72nd birthday, and may not be re-elected after reaching age 72, unless this requirement has been waived by the Board, or the Governance/Nominating Committee, for a valid reason. (Directors currently in office at the time of enactment of these Corporate Governance Guidelines shall not be subject to this provision.)

Evaluation of Board Performance/Term Limits

The Governance/Nominating Committee shall conduct an annual review of the Board's performance, in accordance with guidelines recommended by the Committee and approved by the Board. This review shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each Director's skills, areas of expertise, qualification as "independent" under the NYSE listing standards and any other applicable laws, rules and regulations, consideration of any changes in a Director's responsibilities that may have occurred since the Director was first elected to the Board, and such other factors as may be determined by the Committee to be appropriate for review. The results of the Committee's review of Board performance shall be summarized and presented to the Board.

Board Meetings

Directors are expected to attend Board meetings and meetings of committees and subcommittees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should be distributed to the Directors prior to the meeting, in order to provide ample time for review beforehand. The Chairman of the Governance/Nominating shall advise the Chairman of the Board on a calendar of standard agenda items to be discussed at each meeting scheduled to be held over the course of the ensuing fiscal year. Each Board member is free to suggest items for inclusion on the agenda or to raise subjects that are not on the agenda for that meeting. The Independent Directors shall meet in executive session at least once a year and at other times as the Independent Directors deem appropriate. The Chair of the Governance/Nominating Committee shall preside at the executive sessions.

Annual Strategic Review

The Board shall review the Company's long-term strategic plans and the principal issues that it expects the Company may face in the future during at least one Board meeting each year.

Communications

The Board believes that Senior Management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, subject to prior consultation with the Company's Senior Management.

Board Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. All members of these committees shall meet the independence criteria, as determined by the Board and as set forth in the NYSE listing standards and any other applicable laws, rules or regulations regarding independence. Board committee members shall be appointed by the Board upon recommendation of the Governance/Nominating Committee, after consultation with the individual Directors.

Each committee shall have its own written charter, which shall comply with the applicable NYSE listing standards, and other applicable laws, rules and regulations. The charters shall set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the Board. The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chair of each committee, in consultation with the appropriate members of the committee and Senior Management, shall develop the committee's agenda. At the beginning of the year each committee shall establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The agenda for each committee meeting shall be furnished to all Directors in advance of the meeting, and each independent director may attend any meeting of any committee, whether or not he or she is a member of that committee.

The Board and each committee shall have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Director Access to Senior Management

Directors shall have full and free access to Senior Management and other employees of the Company. Any meetings or contacts that Director wishes to initiate may be arranged through the CEO or the Secretary or directly by the Director. The Board, by invitation, welcomes regular attendance at Board meetings by Senior Management of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

Director Compensation

The form and amount of Director compensation is determined by the Board based upon the recommendation of the Compensation Committee. Directors who are not employees of the Company or any of its subsidiaries or affiliates shall not enter into any consulting arrangements with the Company.

Director Orientation and Continuing Education

The Company shall establish and provide an orientation program for new Directors and continuing education programs for all members of the Board. These programs shall include presentations by Senior Management on the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct and Ethics, its management structure and executive officers and its internal and independent auditors. The orientation program may also include visits to certain of the Company's facilities, to the extent practical. All Directors are invited to participate in the orientation and continuing education programs.

CEO Performance

The Compensation Committee shall conduct an annual review of the CEO's performance, as set forth in its charter. The Board of Directors shall review the Compensation Committee's report in order to ensure that the CEO is providing the best leadership for the Company in the long and short term.

Succession Planning

The Governance/Nominating Committee, or a subcommittee thereof, shall provide an annual report to the Board on succession planning. The entire Board shall work with the Committee, or a subcommittee thereof, to nominate and evaluate potential successors to the CEO. The CEO shall meet periodically with the Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics and other internal policies and guidelines designed to support the Purpose set forth above and to comply with the laws, rules and regulations that govern the Company's business operations. The Code of Conduct and Ethics applies to all employees of Gottschalks, as well as to directors, temporary workers and other independent contractors and consultants when engaged by or otherwise representing the Company and its interest. The Committee shall monitor compliance with the Code of Conduct and Ethics and other internal policies and guidelines.

Insider Transactions

The Company prohibits purchases of company stock from employees (except in connection with the routine administration of employee stock option and other equity compensation programs). Directors and executive officers may not trade shares of Company common stock they receive under any of the Company's equity programs during an administrative "blackout" period affecting the Company's 401(k) plan or pension plan pursuant to which a majority of the Company's employees are restricted from trading shares of Company common stock or transferring funds into or out of the Company common stock fund, subject to any legal or regulatory restrictions and the terms of the Company's Personal Trading Policy.

Stock Options

The Company prohibits repricing of stock options. All equity compensation plans shall be submitted to stockholders for approval.

Transactions with Directors

To the extent transactions, including brokerage services, banking services, insurance services and other financial services between the Company and any Director or family member of a director are not otherwise specifically prohibited under these Corporate Governance Guidelines or other policies of the Company, such transactions should be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliates.

Loans to Directors

The Company shall not make any personal loans to Directors or immediate family members of Directors. The only exceptions shall be for credit cards and charge cards made in the ordinary course of business of the Company or its subsidiaries, of a type that is generally made available to the employees of the Company, and is on market terms, or terms that are no more favorable that those offered to the employees of the Company.

Loans to Executive Officers

The Company shall not make any personal loans to executive officers or their immediate family members. The only exceptions shall be for credit cards and charge cards made in the ordinary course of business of the Company or one of its subsidiaries, of a type that is generally made available to the employees of the Company, and is on market terms, or terms that are no more favorable that those offered to the other employees of the Company.

Investments

Neither the Company nor any member of Senior Management shall make any investment in a partnership or other privately held entity in which a Director is a principal or in a publicly-traded company in which a Director directly owns or controls more than a 10% interest.

No Director may invest in a third party entity when the investment opportunity is made available to him or her because of such individual's status as a Director. A Director or family member of a Director may participate in investment opportunities offered or sponsored by the Company provided they are offered on substantially similar terms as those for comparable transactions with similarly situated non-affiliated persons.

Members of Senior Management may not invest in partnerships or other investment opportunities sponsored, or otherwise made available, by the Company, unless their participation is approved in advance by theBoard. Such approval shall not be required if the investment opportunity is offered to Senior Management on the same terms as those offered to qualified persons who are not employees of the Company. Comparable principles shall apply to Directors and their family members who may be given the opportunity to invest in an employee program.

No member of Senior Management may invest in a third party entity, except for investments permitted by the foregoing paragraph, when the investment opportunity is made available to him or her as a result of such individual's status as a member of Senior Management of the Company.

Indemnification

The Company shall provide reasonable directors' and officers' liability insurance for the Directors and shall indemnify the Directors to the fullest extent permitted by law and the Company's certificate of incorporation and by-laws.

PROXY
GOTTSCHALKS INC.
ANNUAL MEETING OF STOCKHOLDERS, JUNE 24, 2004

        The undersigned hereby appoints Joe Levy and O. James Woodward III and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders' Meeting of Gottschalks Inc., to be held on June 24, 2004 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated on or about May 28, 2004, receipt of which is hereby acknowledged by the undersigned.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

^    FOLD AND DETACH HERE    ^

You can now access your Gottschalks Inc. account online.

Access your Gottschalks Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Gottschalks Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES ON PROPOSAL 1.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
		FOR	WITHHELD FOR ALL
1.	Election of Directors.	☐	☐	2.	Any other matters properly brought before the stockholders at the meeting.

Nominees:
	(01) Joe Levy, (03) Joseph J. Penbera, (05) Max Gutmann, (07) O. James Woodward III, (09) James L. Czech and (11) Dale D. Achabal	(02) James R. Famalette, (04) Sharon Levy, (06) Frederick R. Ruiz, (08) Jorge Pont Sánchez, (10) Thomas H. McPeters.
I PLAN TO ATTEND MEETING ☐

WITHHELD FOR (Write that nominee's name in the space provided below.)			THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

Signature	Signature	Date	, 2004

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME IS PRINTED. EACH JOINT TENANT SHOULD SIGN. EXECUTIVES, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE FULL TITLES WHEN SIGNING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

 ^    FOLD AND DETACH HERE    ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/got		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.gottschalks.com

QuickLinks

PROXY STATEMENT
MANAGEMENT PROPOSAL Election of Directors
BOARD OF DIRECTORS
COMMITTEE REPORTS Audit Committee Report
Compensation Committee Report
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Fiscal Year 2003
Aggregate Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values
STOCK OWNERSHIP
STOCK PRICE PERFORMANCE
Gottschalks Inc. Stock Price Performance
OTHER INFORMATION
GOTTSCHALKS INC. COMPENSATION COMMITTEE CHARTER
GOTTSCHALKS INC. CORPORATE GOVERNANCE GUIDELINES